Exhibit 33.1

Management Assessment of Compliance with Applicable Servicing Criteria

1.	CitiMortgage, Inc. (the “Servicer”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, as set forth in Exhibit A hereto, in connection with the servicing of first lien residential mortgage loans, for which the Servicer performs a particular servicing function pursuant to a servicing agreement with a third party, except for (a) Freddie Mac, Fannie Mae, and Ginnie Mae residential mortgage loan securitizations unless part of a special bond program and (b) loans held for its own portfolio, utilizing the Citilink system (the “Platform”) as of and for the year ended December 31, 2013;

2.	The Servicer has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities as of and for the year ended December 31, 2013. As set forth in Exhibit A hereto, the Servicer’s management has determined that these Vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Servicer’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects with the servicing criteria applicable to each Vendor. The Servicer’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria;

3.	Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ended December 31, 2013;

4.	The criteria listed as Inapplicable Servicing Criteria on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions involving the Platform;

5.	The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2013, except as described on Exhibit B hereto;

6.	The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2013;

7.	The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2013; and

8.	KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2013.

February 26, 2014

By:	/s/ Anthony Renzi
Name:	Anthony Renzi
Title:	Senior Vice President, CitiMortgage, Inc.
Senior Officer in Charge of Servicing

Exhibit A — Citilink Platform

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage, Inc.	Performed by Vendor(s) for which CitiMortgage, Inc. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage, Inc. is NOT the Responsible Party[1]	NOT performed by CitiMortgage, Inc. or by subservicer(s) or vendor(s) retained by CitiMortgage, Inc.[2]

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the loans are maintained.				X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Xi	Xii

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Xiii	Xiv		Xv

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

[1]	Check only those criteria which are performed by subservicer(s) or vendor(s) retained by CitiMortgage, Inc.
[2]	Check only those criteria which CitiMortgage, Inc. does NOT (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage, Inc.	Performed by Vendor(s) for which CitiMortgage, Inc. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage, Inc. is NOT the Responsible Party[1]	NOT performed by CitiMortgage, Inc. or by subservicer(s) or vendor(s) retained by CitiMortgage, Inc.[2]

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of loans serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on loans is maintained as required by the transaction agreements or related mortgage loan documents.	Xviii			Xvii

1122(d)(4)(ii)	Loans and related documents are safeguarded as required by the transaction agreements	X			Xix

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on loans, including any payoffs, made in accordance with the related loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related loan documents.	Xx	Xxi

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage, Inc.	Performed by Vendor(s) for which CitiMortgage, Inc. is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage, Inc. is NOT the Responsible Party[1]	NOT performed by CitiMortgage, Inc. or by subservicer(s) or vendor(s) retained by CitiMortgage, Inc.[2]

1122(d)(4)(v)	The Servicer’s records regarding the loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for loans with variable rates are computed based on the related loan documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related loan, or such other number of days specified in the transaction agreements.	Xxii	Xxiii

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Xxiv	Xxv

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Xxvi	Xxvii

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	Xxviii	Xxix

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

Footnotes to Exhibit A Servicing Criteria

i.	The servicer performs all of the criterion 1122(d)(2)(i) except for the lockbox, payoff, and exception functions, which are specific, limited activities.
ii.	The vendor performs only the lockbox, payoff, and exception functions for criterion 1122(d)(2)(i).
iii.	The servicer under criterion 1122(d)(2)(ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors and/or the paying agent for their disbursement to investors.
iv.	Under criterion 1122(d)(2)(ii), in specific, limited instances the tax and insurance monitoring vendors make disbursements on behalf of an obligor.
v.	The paying agent (another party participating in the servicing function for which the servicer is not the responsible party) makes authorized disbursements to investors.
vi.	The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.
vii.	The vendor performs the custodian function.
viii.	The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.
ix.	The vendor performs the custodian function.
x.	The servicer performs all of the criterion 1122(d)(4)(iv) except for the lockbox, payoff, and exception functions, which are specific, limited activities.
xi.	The vendor performs only the lockbox, payoff, and exception functions for criterion 1122(d)(4)(iv).
xii.	The servicer performs all of the functions under criterion 1122(d)(4)(x) except for specific, limited tax and insurance monitoring activity performed by vendors.
xiii.	The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(x).
xiv.	The servicer performs all of the functions under criterion 1122(d)(4)(xi) except for specific, limited tax and insurance monitoring activity performed by vendors.
xv.	The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xi).
xvi.	The servicer performs all of the functions under criterion 1122(d)(4)(xii) except for specific, limited tax and insurance monitoring activity performed by vendors.
xvii.	The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xii).
xviii.	The servicer performs all of the functions under criterion 1122(d)(4)(xiii) except for specific, limited tax and insurance monitoring activity performed by vendors.
xix.	The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xiii).

Exhibit B

1.	Material instances of noncompliance by the Servicer.

A. Regulation AB Item — 1122(d)(4)(vii) — In certain instances, the Servicer did not initiate, conduct, and conclude loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) in accordance with the timeframes or other requirements established by the transaction agreements.

2.	Servicer’s commentary regarding material instances of noncompliance.

A. Regulation AB Item — 1122(d)(4)(vii) — Actions related to loss mitigation or recovery:

The Servicer’s internal reviews identified noncompliance related to adherence to U.S. Federal Bankruptcy Code timeliness, including proof of claim filings; late removal of accounts from bankruptcy status; bankruptcy processing controls; and bankruptcy technology risk assessment. As of September 30, 2013, sustainable corrective action plans were fully implemented to remediate this issue.